EXHIBIT 99.A

News
For Immediate Release

El Paso Corporation Announces Final Tender Results

HOUSTON, TEXAS, April 14, 2011—El Paso Corporation (NYSE: EP) today announced that as of 11:59 p.m., New York City time, on April 13, 2011 (the “Expiration Date”) the following principal amounts of the outstanding senior notes listed below have been tendered and accepted under the previously announced cash tender offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding Prior to the Commencement of the Tender Offers	Principal Amount Tendered on or prior to the Expiration Date	Principal Amount Accepted at Early Settlement	Principal Amount Accepted today upon Final Settlement

Any and All Notes:
9.625% Senior Debentures due 2012	190441AP0(1)	$850,000	$280,000	$280,000	$0	(2)
9.625% Senior Notes due 2012	28336LAZ2(1)	$38,142,000	$10,559,000	$10,464,000	$95,000	(2)
12.000% Senior Notes due 2013	28336LBS7	$110,397,000	$80,505,000	$79,644,000	$861,000	(2)
8.250% Senior Notes due 2016	28336LBT5	$103,212,000	$35,345,000	$33,827,000	$1,518,000	(2)

Maximum Tender Offer Notes:
7.875% Senior Notes due 2012	28336LAD1(3)	$20,000	$0	N/A	$0
7.875% Senior Notes due 2012	28336LAE9(3)	$194,488,000	$23,496,000	N/A	$23,496,000
8.05% Senior Notes due 2030	28368EAA4	$287,593,000	$53,421,000	N/A	$53,421,000
7.8% Senior Notes due 2031	28368EAD8	$581,284,000	$43,922,000	N/A	$43,922,000
7.75% Medium Term Notes due 2032	28368EAE6	$1,035,322,000	$30,118,000	N/A	$30,118,000
______________________________________
(1)
The 9.625% Senior Debentures were originally issued by El Paso CGP Company, L.L.C. (f/k/a The Coastal Corporation).  The Company offered its 9.625% Senior Notes (CUSIP No. 28336LAZ2) in exchange for the 9.625% Senior Debentures, which exchange offer was consummated on December 28, 2005.  The principal amount of 9.625% Senior Debentures that remains outstanding under CUSIP No. 190441AP0 was not exchanged pursuant to the exchange offer and were assumed by the Company on December 31, 2005.

(2)
Reflects principal amounts validly tendered after 5:00 p.m., New York City time, on March 28, 2011 (the “Early Tender Date”) and on or prior to the Expiration Date.  On March 29, 2011, El Paso accepted for purchase all of the Any and All Notes validly tendered on or prior to the Early Tender Date.

(3)
The 7.875% Senior Notes were originally issued by the Company in a Rule 144A transaction.  The principal amount outstanding under CUSIP No. 28336LAD1 did not participate in the related registered exchange offer.  The principal amount outstanding under CUSIP No. 28336LAE9 reflects 7.875% Senior Notes that did participate in the exchange offer.

Today, El Paso accepted and made payment for all notes validly tendered on or prior to the Expiration Date and not previously accepted upon early settlement on March 29, 2011, as set forth in the table above.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent oil and natural gas producers and an emerging midstream business.  For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906